Exhibit 10.4

GUARANTY AGREEMENT

FOR VALUE RECEIVED, and in consideration of credit and/or other financial accommodations extended, to be extended, or continued to or for the account of VIVAVENTURES REMEDIATION CORPORATION, a Texas corporation (hereinafter called “Indemnitor”), and for other good and valuable considerations, VIVAKOR, INC., a Nevada corporation (hereinafter called “Guarantor”), absolutely and unconditionally guarantees the prompt and punctual payment and performance when due of all obligations of Indemnitor to CA-2 MATERIALS, INC., a Texas corporation and MONARCH R&P MANAGEMENT, LLC, a Texas limited liability company (hereinafter called “Indemnitees”), arising out of that certain Indemnity Agreement of even date herewith, executed by Indemnitor for the benefit of Indemnitees, together with all interest and costs of collection owing and which may become owing thereon or in connection therewith (hereinafter called the “Guaranteed Obligations”).

The guaranty of Guarantor is a continuing guaranty of payment and performance and not a guaranty of collection.

This is an absolute and unconditional guaranty of payment by Guarantor in each and every particular, and if for any reason all or any portion of the Guaranteed Obligations shall not be promptly paid when due (as a result of acceleration or otherwise) Guarantor will immediately pay the same to Indemnitees or any other person or entity entitled to be paid, regardless of any defense, right of setoff or counterclaim which Indemnitor may have or assert and regardless of any other condition or contingency. Guarantor also WAIVES any right to require that any action be brought against Indemnitor or any other person, entity or collateral that may secure the Guaranteed Obligations. Should Indemnitees seek to enforce this Guaranty Agreement against the Guarantor by action in any court, Guarantor WAIVES any necessity, substantive or procedural, that a judgment previously be rendered against Indemnitor, or any other person or entity or that Indemnitor or any other person or entity be joined in such cause, or that a separate action be brought against Indemnitor or any other person or entity. The obligations of Guarantor hereunder are independent from those of the Indemnitor or any other person or entity (including any other surety or guarantor for Indemnitor), and constitute primary obligations for which Guarantor is the principal obligor. The obligations, covenants and agreements of the Guarantor under this Guaranty Agreement shall in no way be affected or impaired by reason of (i) the voluntary or involuntary liquidation, dissolution, sale of any collateral, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, composition or readjustment of debt of, or other similar proceedings affecting Indemnitor or any other surety of Indemnitor or any of the assets of Indemnitor, or (ii) any invalidity of or defect or deficiency in any invoice issued by Indemnitees to Indemnitor, or the failure to acquire, perfect or to maintain perfection of any lien or security interest in any collateral securing payment of the Guaranteed Obligations. Additionally, the uncollectibility of the Guaranteed Obligations from Indemnitor shall not in any way affect, diminish or release Guarantor from the Guaranteed Obligations, including interest that would otherwise accrue thereon, or any reasonable collection costs incurred, during the pendency of the Indemnitor’s bankruptcy or insolvency proceedings. If the Guaranteed Obligations are not paid by Guarantor upon demand when due as required herein or if this Guaranty Agreement is enforced by suit or through probate or bankruptcy court or through any judicial proceedings whatsoever, Guarantor also agrees to pay Indemnitees its collection costs, including an additional amount for reasonable attorneys’ fees incurred by Indemnitees.

Indemnitees may, at its option, at any time, without the consent of or notice to Guarantor, without incurring any liability to Guarantor, without impairing or releasing the obligations of Guarantor under this Guaranty Agreement (a) change the manner, place or terms of payment or change or extend the time of payment of or renew, as often and for such periods as Indemnitees may determine, or otherwise alter any of the Guaranteed Obligations and this Guaranty Agreement shall apply to the Guaranteed Obligations of the Indemnitor, changed, extended, renewed or altered in any manner, (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any personal property at any time pledged to secure or securing the Guaranteed Obligations, (c) exercise or refrain from exercising any rights against Indemnitor or others, or otherwise act or refrain from acting, (d) settle or compromise any of the Guaranteed Obligations and may subordinate the payment of all or any part of the Guaranteed Obligations to the payment of any other liabilities of the Indemnitor which may be due to Indemnitees or others, regardless of what liabilities of Indemnitor to Indemnitees remain unpaid.

It is the intention of the parties hereto to comply with applicable usury laws. Accordingly, it is agreed that notwithstanding any provision to the contrary in the Guaranteed Obligations or in this Guaranty Agreement, in any terms of sale, or otherwise relating thereto or hereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by such laws. If any excess of interest is provided for, or shall be adjudged to be so provided for, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Guarantor nor Guarantor’s successors or assigns or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is the excess of the maximum amount permitted by such laws, (c) any such excess which may have been collected shall be, at Indemnitees’ option, either applied as a credit against the then unpaid principal amount owing on the Guaranteed Obligations, or refunded and (d) the effective rate of interest on all or any portion of the Guaranteed Obligations shall be automatically subject to reduction to the maximum lawful rate allowed under applicable usury laws.

This Guaranty Agreement is for the benefit of Indemnitees, and for such other persons as may from time to time become or be the holders of any of the Guaranteed Obligations, and this Guaranty Agreement shall be transferable and negotiable, with the same force and effect and to the same extent as the Guaranteed Obligations may be transferable, it being understood that upon the assignment or transfer by Indemnitees of any of the Guaranteed Obligations, the legal holder of such Guaranteed Obligations shall have all of the rights granted to Indemnitees under this Guaranty Agreement.

Guarantor agrees that Indemnitees, its successors and assigns shall not be liable for failure to use diligence in the collection of any Guaranteed Obligations or any security therefor, in creating or preserving the liability of any person liable on the Guaranteed Obligations, or in creating, perfecting or preserving any security for the Guaranteed Obligations. Guarantor hereby WAIVES presentment and demand for payment, notice of dishonor, nonpayment or default of any kind, notice of intention to accelerate, notice of acceleration, protests and notice thereof, collection, and diligence in or the bringing of suit against any person liable for any Guaranteed Obligations or against any security therefor. Payment of all amounts hereunder shall be made at the offices of Indemnitees.

This Guaranty shall be binding upon Guarantor, Guarantor’s successors and assigns and shall inure to the benefit of, and be enforceable by, Indemnitees and its successors and assigns and each and every other person who shall from time to time be or become the owner and holder of any of the Guaranteed Obligations, and each and every reference herein to “Indemnitees” shall also include each and every successor or holder.

By signing this Guaranty Agreement, Guarantor waives each and every right to which she may be entitled by virtue of any suretyship law, including any rights she may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as the same may be amended from time to time.

This Guaranty Agreement shall be governed by and construed and interpreted in accordance with the laws of the United States of America and the State of Texas.

This Guaranty Agreement shall not be changed orally, but shall be changed only by agreement in writing signed by the person against whom enforcement of such change is sought. Guarantor further acknowledges that Indemnitees’ course of dealing, or Indemnitees’ forbearance from, or delay in, the exercise of any of Indemnitees’ rights, remedies, privileges or right to insist upon Guarantor’s strict performance of any provisions contained in this Guaranty Agreement shall not be construed as a waiver by Indemnitees unless such waiver is expressly described in writing and signed by an authorized representative for Indemnitees.

[Signature Page Follows]

SIGNATURE PAGE TO GUARANTY AGREEMENT

EXECUTED as of the 2nd day of June 2026.

VIVAKOR, INC.

By:
Name:
Title:

GUARANTOR’S ADDRESS:

5520 Spring Valley Road
Suite 500
Dallas, Texas 75254